Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fox Corporation 2019 Shareholder Alignment Plan of Fox Corporation of our reports dated August 6, 2026, with respect to the consolidated financial statements of Fox Corporation and the effectiveness of internal control over financial reporting of Fox Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2026, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 6, 2026